Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement (No. 333-xxxxxx) on Form S-11 of Presidio Property Trust, Inc. and Subsidiaries of our report dated March 30, 2021, relating to the consolidated financial statements and the financial statement schedule of Presidio Property Trust, Inc. and Subsidiaries, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading "Experts" in such Prospectus.

/s/ Baker Tilly US, LLP

Irvine, California

June 10, 2021